UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Illumina, Inc.
(Name of Registrant as Specified In Its Charter)

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On March 20, 2023, Illumina, Inc. issued the following press release:

Illumina Underscores Commitment to Shareholder Value and Responds to Carl Icahn’s Statements

●	Illumina’s plan will maximize shareholder value
●	Illumina is engaged with regulators to define GRAIL’s path forward as expeditiously as possible
●	Icahn’s director nominees do not add value to the Board and will damage Illumina’s core business

SAN DIEGO – March 20, 2023 /PRNewswire/ -- Illumina (NASDAQ: ILMN), a global leader in DNA sequencing and array-based technologies, today issued the following response to Carl Icahn’s public statements and letters to Illumina’s shareholders dated March 13 and March 15, 2023:

Illumina’s innovation engine delivers shareholder value to the core business

Illumina has a successful long-term track record of innovating to fundamentally advance the understanding of biology and improve human health. Illumina is the only profitable, pure-play genomics tools company in existence. This commitment to excellence and successful execution includes profitable, double-digit revenue growth over the past decade. By adding Icahn’s director nominees, who lack experience in, and knowledge of, the business and industry, Illumina risks jeopardizing the long-term success of its core franchise which is primed to achieve rich, long-term shareholder returns over the next several years and beyond.

Illumina continues to advance its innovation roadmap in support of its long-term growth trajectory. Since the successful launch of NovaSeq™ X, Illumina’s latest flagship high-throughput instrument, there has been unprecedented demand from both research and clinical customers, while the company delivered record NextSeq™ 1000 and 2000 mid-throughput sequencing platform shipments and orders in the fourth quarter of 2022. New product introductions such as NovaSeq™ X as well as upgrades across the rest of the portfolio, including Illumina Complete Long Reads and NovaSeq™ 6000Dx, are game-changing innovations that maintain the company’s position as the leading innovator in sequencing and drive long-term sustainable shareholder value.

Over the last two decades, Illumina has maintained leadership in research and clinical genomics. It has built an installed base of more than 23,000 sequencing systems across more than 9,500 customers in 155 countries, as well as secured more than 8,800 patents for its technologies.

While remaining committed to innovation, Illumina’s management team also focuses on managing costs, including a restructuring in late 2022. Illumina produces strong gross margins and operating margins, while all other pure-play genomics tools companies generate operating losses. Illumina’s share price has outpaced other pure-play genomics tools companies by 26 percentage points over the last two years.

On March 14th during a CNBC appearance, Carl Icahn recognized the “great company in Illumina, and in gene sequencing.” On this much, we agree. Illumina has created a unique and positive track record due to its experience identifying, nurturing, and bringing innovation to market. Illumina’s world-leading innovation portfolio is the result of deep understanding of biology, the challenges of biological discovery and engineering requiring five to ten year science and technology investments. A short-term approach to managing innovation would not have created the multiple technologies that make NovaSeq™ X a world-leading product, or any other product in Illumina’s portfolio.

GRAIL has strong traction; Illumina is taking all steps to maximize GRAIL’s value

GRAIL has tremendous long-term value creation potential and is a great example of Illumina’s innovation strategy. As a transformative, clinically-validated technology based on Next Generation Sequencing (NGS) and serving an underpenetrated $44-plus billion cancer screening market, GRAIL offers the only commercially available multi-cancer early detection test, Galleri™. The test has enjoyed the fastest first-year revenue ramp of any cancer screening test and generated $55 million of revenue in 2022, even ahead of anticipated commercial or government-based reimbursement. It is on track to deliver $90 – 110 million of revenue in 2023.

To date, more than 60,000 Galleri™ tests have been ordered and have impacted the lives of patients who have had the opportunity to take this groundbreaking test. In the UK, the National Health Service (NHS) has enrolled 140,000 participants in a study of the Galleri™ test. If the study continues to be successful, the NHS is expected to roll out the Galleri™ test to 1 million people in the UK beginning in 2024.

Illumina is moving as quickly as possible to work through the legal and regulatory processes to maximize value for shareholders with respect to GRAIL, including defining the conditions and options of a potential divestiture. Illumina has challenged the European Commission’s (EC) jurisdiction to review the GRAIL acquisition. The final decision is expected in late 2023 or early 2024. Winning a jurisdictional appeal eliminates any EC fine and gives the greatest optionality for Illumina to maximize value for shareholders. If Illumina loses the EU jurisdictional appeal, the company will follow the terms of the final divestiture order, expeditiously and in a manner that is in the best interests of its shareholders. The Board’s ongoing management of the GRAIL process is carefully considered and informed by thorough analysis.

Icahn does not contest that GRAIL represents a valuable asset to both Illumina’s shareholders and global human health. Indeed, on CNBC on March 14th, he referred to GRAIL as Illumina’s “best equipment.” He also acknowledges he doesn’t understand the regulatory process and has not offered any new ideas for a more rapid resolution for GRAIL. As for the EU regulatory process, he admits he’s “not a lawyer” and that “[he hasn’t] really studied it.” Icahn has no ability to accelerate the legal and regulatory processes and neither do his nominees.

Strong independent Board committed to maximizing shareholder value

A company of Illumina’s value creation potential requires a Board invested and experienced in creating clinical markets, driving operational excellence, harnessing the power of science, and realizing a vision for future growth. Illumina’s Board brings extensive and diverse business, financial, operating, regulatory and scientific backgrounds in the life sciences and technology sectors, and have presided over the growth of biotech companies, run public life sciences and technology companies, and brought world-class products to market. The Board is led by an independent chair and all nine members are independent, except for the CEO. The Board and management team have a proven track record of successfully managing the core business, and a plan to resolve the acquisition of GRAIL expeditiously and in a manner that is in the best interests of Illumina’s shareholders.

Illumina’s Board of Directors is committed to maximizing value for all shareholders and has always welcomed constructive engagement with the investment community. Illumina’s Nominating/Corporate Governance Committee interviewed each of Icahn’s nominees and found that they lacked relevant skills and experience.

At this time, shareholders are not required to take any action with respect to Icahn. Illumina will file preliminary materials with respect to the 2023 Annual Meeting of Shareholders in the coming weeks.

Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding mandates, the future, business plans and other statements that are not historical in nature. These statements are made on the basis of Illumina’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Illumina does not undertake any obligation to update these statements unless required by applicable laws or regulations, and you should not place undue reliance on forward-looking statements. Among the important factors to which our business is subject that could cause actual results to differ materially from those in any forward-looking statements are: (i) changes in the rate of growth in the markets we serve; (ii) the volume, timing and mix of customer orders among our products and services; (iii) our ability to adjust our operating expenses to align with our revenue expectations; (iv) our ability to manufacture robust instrumentation and consumables; (v) the success of products and services competitive with our own; (vi) challenges inherent in developing, manufacturing, and launching new products and services, including expanding or modifying manufacturing operations and reliance on third-party suppliers for critical components; (vii) the impact of recently launched or pre-announced products and services on existing products and services; (viii) our ability to further develop and commercialize our instruments, consumables, and products, including Galleri™, the cancer screening test developed by GRAIL, to deploy new products, services, and applications, and to expand the markets for our technology platforms; (ix) the risks and costs associated with our ongoing inability to integrate GRAIL due to the interim measures imposed on us by the European Commission as a result of their prohibition of our acquisition of GRAIL; (x) the risks and costs associated with the integration of GRAIL’s business if we are ultimately able to integrate GRAIL; (xi) the risk that disruptions from the consummation of our acquisition of GRAIL and associated legal or regulatory proceedings, including related appeals, or obligations will harm our business, including current plans and operations; (xii) the risk of incurring fines associated with the consummation of our acquisition of GRAIL and the possibility that we may be required to divest all or a portion of the assets or equity interests of GRAIL on terms that could be materially worse than the terms on which we acquired GRAIL; (xiii) our ability to obtain approval by third-party payors to reimburse patients for our products; (xiv) our ability to obtain regulatory clearance for our products from government agencies; (xv) our ability to successfully partner with other companies and organizations to develop new products, expand markets, and grow our business; (xvi) uncertainty, or adverse economic and business conditions, including as a result of slowing or uncertain economic growth, COVID-19 pandemic mitigation measures, or armed conflict; (xvii) the application of generally accepted accounting principles, which are highly complex and involve many subjective assumptions, estimates, and judgments and (xviii) legislative, regulatory and economic developments, together with the factors set forth in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023 under the caption “Risk Factors”, in information disclosed in public conference calls, the date and time of which are released beforehand, and in filings with the Securities and Exchange Commission (the “SEC”) including, among others, quarterly reports on Form 10-Q.

Additional Information and Where to Find It
Illumina intends to file with the SEC a proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for Illumina’s 2023 Annual Meeting of Shareholders. This communication is not a substitute for any proxy statement or other document that Illumina may file with the SEC in connection with any solicitation by Illumina. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY ILLUMINA AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Illumina free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Illumina are also available free of charge by accessing Illumina’s website at www.illumina.com.

Participants
This communication is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Illumina, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Illumina. Information about Illumina’s executive officers and directors is available in Illumina’s Annual Report on Form 10-K for the year ended January 1, 2023, which was filed with the SEC on February 17, 2023, and in its proxy statement for the 2022 Annual Meeting of Shareholders, which was filed with the SEC on April 21, 2022. To the extent holdings by our directors and executive officers of Illumina securities reported in the proxy statement for the 2022 Annual Meeting or in Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Investors:
Salli Schwartz
+1.858.291.6421
ir@illumina.com

Media:
David McAlpine
+1.347.327.1336
pr@illumina.com

Steve Lipin
Gladstone Place Partners
+1.212.230.5930